FOR IMMEDIATE RELEASE
Contact: Lauren DePaso
(502) 636-4506
Lauren.DePaso@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2017 FIRST QUARTER RESULTS
LOUISVILLE, Ky. (April 26, 2017) - Churchill Downs Incorporated (NASDAQ: CHDN) (CDI or Company) today reported business results for the first quarter ended March 31, 2017.
First Quarter 2017 Highlights

•	Net revenue of $279.5 million, down 3% over the prior year

•	Net income of $7.3 million, 161% increase over the prior year

•	Diluted net income per share of $0.44, 175% higher than the prior year

•	Adjusted EBITDA of $57.3 million, 23% increase over the prior year

CONSOLIDATED RESULTS	First Quarter
(in millions, except per share data):	2017	2016

Net revenue	$279.5	$288.4
Net income	7.3	2.8
Diluted net income per share	$0.44	$0.16
Adjusted EBITDA(a)	57.3	46.7

(a) Adjusted EBITDA is a non-GAAP measure. See explanation of non-GAAP measures below.
In the quarter, net revenue declined $8.9 million driven by a $10.1 million decrease from Big Fish Games and a $2.4 million decrease from our Racing segment. Partially offsetting these decreases were a $2.4 million increase from TwinSpires and a $1.0 million increase from our Casinos segment.
The $4.5 million increase in net income and $0.28 increase in diluted net income per share was primarily a result of an $11.2 million increase in operating income from our segments, a $2.3 million increase in income from our equity investments and $0.5 million increase from other income, partially offset by a $5.2 million increase in taxes relating to higher operating income, a $3.1 million tax benefit recorded during the first quarter of 2016 from the early adoption of an accounting standard related to stock-based compensation that did not recur in the first quarter of 2017, as well as a $1.2 million increase in net interest expense associated with higher outstanding debt balances.
Adjusted EBITDA increased $10.6 million driven by an $11.4 million increase from Big Fish Games primarily due to decreased user acquisition spending which was partially offset by lower revenue. Also contributing to the increase were a $1.1 million increase from TwinSpires and a $1.0 million increase from our Casinos segment. Partially offsetting these increases were a $2.3 million decline from our Racing segment as well as a $0.6 million decline from all other segments.
OPERATING SEGMENT RESULTS:
We use Adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the Adjusted EBITDA metric because we believe the inclusion or exclusion of certain recurring items is necessary to provide a more accurate measure of our core operating results and enables management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
The operating segment summaries below present net revenue from external customers and intercompany revenue from each of our operating segments:

Racing	First Quarter
(in millions):	2017	2016

Net revenue	$26.1	$28.5
Adjusted EBITDA	(9.7)	(7.4)
For the quarter, the decreases in both net revenue and Adjusted EBITDA were primarily from Fair Grounds, relating to the impact of a contagious equine disease outbreak which quarantined horses causing limited field sizes, as well as the shift of the Louisiana Derby timing from March in 2016 to April in 2017.

Casinos	First Quarter
(in millions):	2017	2016

Net revenue	$87.5	$86.5
Adjusted EBITDA	35.3	34.3
During the quarter, net revenue increased $1.0 million from the prior year primarily driven by a:

•	$1.1 million increase at Calder, $1.0 million increase at Oxford and $0.5 million increase at Harlow's due to successful marketing and promotional activities

•	Partially offset by a:

–	$1.2 million decline at Riverwalk due to inclement weather, an increased competitive environment and an overall declining market

–	$0.4 million decline from our other properties
Adjusted EBITDA grew $1.0 million primarily driven by a:

•	$3.1 million increase from strong performance from the Company's equity investments, including our new equity investment in Ocean Downs in January 2017.

•	Partially offset by a:

–	$1.3 million decrease at Riverwalk primarily due to the decline in revenues mentioned above

–	$0.7 million decrease at Fair Grounds and VSI from inclement weather and continued softness in the oil and gas industry

–	$0.1 million decrease from our other properties

TwinSpires	First Quarter
(in millions):	2017	2016

Net revenue	$52.3	$49.9
Adjusted EBITDA	13.2	12.1
During the quarter, net revenue grew primarily due to a 19.7% increase in active players. TwinSpires handle grew 6.8%, outpacing the U.S. thoroughbred industry performance by 7.8 percentage points.

Adjusted EBITDA increased $1.1 million driven primarily by the favorable impact of increased wagering, net of content costs, from handle growth and an increase in active players.

Big Fish Games	First Quarter	Fourth Quarter	First Quarter
(in millions):	2017	2016	2016

Bookings
Social casino	$46.4	$44.4	$47.4
Casual and mid-core free-to-play	43.8	46.6	55.0
Premium	20.7	20.6	25.8
Total bookings (b)	$110.9	$111.6	$128.2

		First Quarter
		2017	2016
Net revenue		$112.0	$122.1
Adjusted EBITDA		20.3	8.9

(b) Bookings is an operational metric that reflects the amount of virtual currency, virtual goods and premium games that consumers have purchased through third-party app stores or on the Big Fish Games website.

On a sequential basis from fourth quarter 2016 to first quarter 2017, total bookings decreased $0.7 million, or 0.6%.

•	Social casino bookings increased by $2.0 million.

•	Casual and mid-core free-to-play bookings declined $2.8 million as expected based on the user acquisition expense reduction in the second half of 2016.

•	Premium bookings were up $0.1 million.
Compared to first quarter of 2016, total bookings declined $17.3 million, or 13.5%.

•	Social casino bookings declined by $1.0 million.

•	Casual and mid-core free-to-play bookings declined $11.2 million as expected based on the significant user acquisition expense reduction in the second half of 2016.

•	Premium bookings declined $5.1 million primarily driven by customers continuing to shift from paid PC games to free-to-play mobile games.
Net revenue decreased $10.1 million, driven primarily by a:

•	$5.1 million decrease in casual and mid-core free-to-play revenue.

•	$3.7 million decrease in premium revenue.

•	$1.3 million decrease in social casino.
Adjusted EBITDA increased $11.4 million, driven primarily by an:

•	$18.3 million decrease in user acquisition spending.

•	$3.2 million decrease in all other expenses.

•	Partially offsetting these decreases was a $10.1 million decline in revenues.
Capital Management
CDI repurchased 53,721 shares of its common stock in conjunction with its stock repurchase program at a total cost of approximately $7.8 million in the first quarter of 2017. CDI had approximately $114.6 million of repurchase authority remaining under this program as of March 31, 2017.

At its regular scheduled meeting held April 25, 2017, the Board of Directors of CDI approved a new common stock repurchase program of up to $250 million. The new program replaces the prior $150 million program that was authorized in February 2016 and had unused authorization of $114.6 million. The new authorized amount includes and is not in addition to any unspent amount remaining under the prior authorization. Repurchases may be made at management’s discretion from time to time on the open market (either with or without a 10b5-1 plan) or through privately negotiated transactions. The repurchase program has no time limit and may be suspended or discontinued at any time.
Conference Call
A conference call regarding this news release is scheduled for Thursday, April 27, 2017 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 8298028 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon ET on Thursday, April 27, 2017 and continue for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with generally accepted accounting principles ("GAAP"), the Company also uses non-GAAP measures, including EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA as described in the Company’s Annual Report on Form 10K (“Adjusted EBITDA”).
Adjusted EBITDA includes CDI's portion of the EBITDA from our equity investments.
Adjusted EBITDA excludes:

•	Acquisition expense, net which includes:

–	Acquisition-related charges, including fair value adjustments related to earnouts and deferred payments; and,

–	Transaction expense, including legal, accounting, and other deal-related expense

•	Stock-based compensation expense;

•	Gain on Calder land sale;

•	Calder exit costs; and,

•	Other charges and recoveries
For purposes of segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income. Refer to the reconciliation of Comprehensive Income to Adjusted EBITDA included herewith for additional information.
The Company uses Adjusted EBITDA as a key performance measure of the results of operations for purposes of evaluating performance internally. The measure facilitates comparison of operating performance between periods and helps investors to better understand the operating results of CDI by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. Adjusted EBITDA is a supplemental measure of our performance that is not required by or presented in accordance with GAAP and should not be considered as an alternative to, or more meaningful than, net income (as determined in accordance with GAAP) as a measure of our operating results.

The Company updated its definition of Adjusted EBITDA to exclude changes in Big Fish Games deferred revenue during the fourth quarter of 2016. Additionally, during the first quarter of 2017, certain revenue previously included in our Corporate segment was deemed by management to be more closely aligned with our TwinSpires segment. The prior year amounts were reclassified to conform to this presentation.
About Churchill Downs Incorporated
Churchill Downs Incorporated (CDI) (NASDAQ:CHDN), headquartered in Louisville, Ky., is an industry-leading racing, gaming and online entertainment company anchored by our iconic flagship event - The Kentucky Derby.  We are a leader in brick-and-mortar casino gaming with approximately 10,070 gaming positions in eight states, and we are the largest legal online account wagering platform for horseracing in the U.S., through our ownership of TwinSpires.com. We are also one of the world's largest producers and distributors of mobile games through Big Fish Games, Inc. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this news release contains various "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the Act) provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act.

The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Forward-looking statements speak only as of the date the statement was made.  We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.  Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from expectations include the following: the effect of global economic conditions, a decrease in consumers’ discretionary income; additional or increased taxes and fees; public perceptions of integrity or other lack of confidence in our business; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations, including the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses; inability to identify and complete acquisition, expansion or divestiture projects on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; legalization of online real money gaming in the United States, and our ability to capitalize on and predict such legalization; inability to respond to rapid technological changes in a timely manner; adverse infringement of the intellectual property of others; inability to protect our own intellectual property rights; security breaches and other security risks related to our technology, personal information, source code and other proprietary information, including failure to comply with regulations and other legal obligations relating to receiving, processing, storing and using personal information; payment-related risks, such as chargebacks for fraudulent credit card use; compliance with Foreign Corrupt Practices Act or applicable money-laundering regulations; work stoppages and labor issues; difficulty in attracting sufficient number of horses and trainers for full field horseraces; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; personal injury litigation related to injuries occurring at our racetracks; the inability of our totalisator company, United Tote, to maintain its processes accurately, keep its technology current or maintain its significant customers; weather conditions affecting our ability to conduct live racing; increased competition in the horseracing business; changes in the regulatory environment of our racing operations; declining popularity in horseracing; seasonal fluctuations in our horseracing business due to geographic concentration of our operations; increased competition in our casino business; changes in regulatory environment of our casino business; development and expansion of casinos is costly and susceptible to delays, cost overruns and other uncertainties; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; impact of further legislation prohibiting tobacco smoking; geographic concentration of our casino business; changes in regulatory environment for our advanced deposit wagering business; increase in competition in the advanced deposit wagering business; inability to retain current customers or attract new customers to our advanced deposit wagering business; uncertainty and changes in the legal landscape relating to our advanced deposit wagering business; failing to comply with laws requiring us to block access to certain individuals could result in penalties or impairment in our ability to offer advanced deposit wagering; operating in an evolving and highly competitive market related to our Big Fish Games; inability to maintain relationships with third party mobile platforms related to our Big Fish Games; failure to develop and publish mobile games that achieve market acceptance; inability to secure new or ongoing content from third party development partners on favorable terms; programming errors or flaws or other technical difficulties, diminishing our customers’ experience; “cheating” programs, scam offers, black-markets and other actions by third parties that seek to exploit our games and players may affect our reputation and harm our operating results; slower than expected growth in use of smartphone and tablet devices to facilitate game platforms; and financial volatility quarter-to-quarter relating to our Big Fish Games.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
(in millions, except per common share data)	2017	2016
Net revenue:
Racing	$23.9	$26.2
Casinos	87.5	86.5
TwinSpires	52.0	49.6
Big Fish Games	112.0	122.1
Other Investments	4.1	4.0
Total net revenue	279.5	288.4
Operating expense:
Racing	36.4	35.6
Casinos	62.7	61.0
TwinSpires	36.4	34.6
Big Fish Games	86.9	109.4
Other Investments	3.9	3.9
Corporate	0.7	0.6
Selling, general and administrative expense	24.1	23.1
Research and development	10.3	10.8
Calder exit costs	0.4	0.4
Acquisition expenses, net	0.2	2.7
Total operating expense	262.0	282.1
Operating income	17.5	6.3
Other income (expense):
Interest expense	(11.8)	(10.6)
Equity in income of unconsolidated investments	6.1	3.8
Miscellaneous, net	—	(0.5)
Total other expense	(5.7)	(7.3)
Income (loss) from operations before provision for income taxes	11.8	(1.0)
Income tax (provision) benefit	(4.5)	3.8
Net income	$7.3	$2.8

Net income per common share data:

Basic net income	$0.44	$0.17
Diluted net income	$0.44	$0.16
Weighted average shares outstanding:
Basic	16.3	16.5
Diluted	16.8	17.0

Other comprehensive loss:
Foreign currency translation, net of tax	(0.1)	—
Other comprehensive income (loss)	(0.1)	—
Comprehensive income	$7.2	$2.8

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$54.9	$48.7
Restricted cash	25.0	34.3
Accounts receivable, net	62.3	81.4
Receivable from escrow	3.5	13.6
Income taxes receivable	1.0	7.6
Game software development, net	8.9	9.6
Other current assets	57.7	50.8
Total current assets	213.3	246.0
Property and equipment, net	590.7	574.4
Game software development, net	8.1	6.3
Investment in and advances to unconsolidated affiliates	164.7	139.1
Goodwill	832.2	832.2
Other intangible assets, net	435.4	445.7
Other assets	11.7	10.7
Total assets	$2,256.1	$2,254.4
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$56.1	$53.2
Purses payable	9.5	12.5
Account wagering deposit liabilities	21.5	25.0
Accrued expense	92.4	100.1
Deferred revenue - Big Fish Games	80.2	81.3
Deferred revenue - all other	85.2	64.3
Big Fish Games deferred payment, current	28.0	27.8
Big Fish Games earnout liability, current	33.7	67.9
Current maturities of long-term debt	15.3	14.2
Dividends payable	—	21.8
Total current liabilities	421.9	468.1
Long-term debt, net of current maturities and loan origination fees	358.0	312.8
Notes payable, including premium and net of debt issuance costs	595.0	594.7
Deferred revenue - all other	24.5	24.4
Deferred income taxes	150.3	153.1
Other liabilities	17.5	16.3
Total liabilities	1,567.2	1,569.4
Commitments and contingencies
Shareholders' Equity:
Preferred stock, no par value; 0.3 shares authorized; no shares issued	—	—
Common stock, no par value; 50.0 shares authorized; 16.5 shares issued at March 31, 2017 and at December 31, 2016	113.2	116.5
Retained earnings	577.0	569.7
Accumulated other comprehensive loss	(1.3)	(1.2)
Total shareholders' equity	688.9	685.0
Total liabilities and shareholders' equity	$2,256.1	$2,254.4

CHURCHILL DOWNS INCORPORATED CONSOLIDATED STATEMENTS OF CASH FLOW (unaudited)

	Three Months Ended March 31,
(in millions)	2017	2016
Cash flows from operating activities:
Net income	$7.3	$2.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24.5	27.0
Game software development amortization	4.4	3.7
Acquisition expenses, net	0.2	2.7
Distributed earnings from equity investments	4.3	4.0
Big Fish Games earnout payment	(2.5)	(19.7)
Earnings from equity investments, net	(6.1)	(3.8)
Stock-based compensation	4.9	4.1
Other	0.3	0.7
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisitions and dispositions:
Other current assets and liabilities	(5.2)	0.3
Game software development	(5.3)	(4.2)
Income taxes	6.6	(5.7)
Deferred revenue	42.4	53.9
Other assets and liabilities	(1.2)	0.8
Net cash provided by operating activities	74.6	66.6
Cash flows from investing activities:
Capital maintenance expenditures	(10.2)	(7.9)
Capital project expenditures	(27.3)	(8.5)
Receivable from escrow	10.1	—
Investment in unconsolidated affiliates	(24.0)	—
Proceeds from sale of equity investment	—	1.4
Net cash used in investing activities	(51.4)	(15.0)
Cash flows from financing activities:
Borrowings on bank line of credit	239.1	292.1
Repayments of bank line of credit	(192.7)	(87.0)
Big Fish Games earnout payment	(31.7)	(261.9)
Payment of dividends	(21.8)	(19.1)
Repurchase of common stock	(8.6)	(0.8)
Common stock issued	0.1	—
Loan origination fees and debt issuance costs	—	(1.4)
Other	(1.4)	3.0
Net cash used in financing activities	(17.0)	(75.1)
Net increase (decrease) in cash and cash equivalents	6.2	(23.5)
Effect of exchange rate changes on cash flows	—	0.1
Cash and cash equivalents, beginning of period	48.7	74.5
Cash and cash equivalents, end of period	$54.9	$51.1

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended March 31,
(in millions)	2017	2016
Net revenue from external customers:
Racing:
Churchill Downs	$2.3	$2.3
Arlington	8.5	9.0
Fair Grounds	12.5	14.3
Calder	0.6	0.6
Total Racing	23.9	26.2
Casinos:
Oxford Casino	20.9	19.9
Riverwalk Casino	11.5	12.7
Harlow’s Casino	13.5	13.0
Calder Casino	21.4	20.3
Fair Grounds Slots	10.2	10.6
VSI	9.7	9.8
Saratoga	0.3	0.2
Total Casinos	87.5	86.5
TwinSpires	52.0	49.6
Big Fish Games:
Social casino	46.2	47.5
Casual and mid-core free-to-play	45.3	50.4
Premium	20.5	24.2
Total Big Fish Games	112.0	122.1
Other Investments	4.1	4.0
Net revenue from external customers	$279.5	$288.4

Intercompany net revenue:
Racing:
Churchill Downs	$0.3	$0.3
Arlington	1.0	1.0
Fair Grounds	0.9	1.0
Total Racing	2.2	2.3
TwinSpires	0.3	0.3
Other Investments	1.4	0.9
Eliminations	(3.9)	(3.5)
Intercompany net revenue	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)
Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended March 31, 2017
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$26.1	$87.5	$52.3	$112.0	$5.5	$—	$(3.9)	$279.5

Taxes & purses	(10.2)	(29.1)	(3.0)	—	—	—	—	(42.3)
Platform & development fees	—	—	—	(41.5)	—	—	—	(41.5)
Marketing & advertising	(0.7)	(3.0)	(1.0)	(24.5)	—	—	0.1	(29.1)
Salaries & benefits	(8.6)	(13.1)	(2.2)	(7.0)	(2.9)	—	—	(33.8)
Content expense	(3.2)	—	(25.4)	—	—	—	2.8	(25.8)
Selling, general & administrative expense	(3.8)	(5.2)	(2.7)	(4.7)	(0.8)	(2.2)	0.3	(19.1)
Research & development	—	—	—	(10.3)	—	—	—	(10.3)
Other operating expense	(9.3)	(11.4)	(4.8)	(3.7)	(1.3)	(0.2)	0.7	(30.0)
Other income (expense)	—	9.6	—	—	0.1	—	—	9.7
Adjusted EBITDA	$(9.7)	$35.3	$13.2	$20.3	$0.6	$(2.4)	$—	$57.3

	Three Months Ended March 31, 2016
(in millions)	Racing	Casinos	TwinSpires	Big Fish Games	Other Investments	Corporate	Eliminations	Total
Net revenue	$28.5	$86.5	$49.9	$122.1	$4.9	$—	$(3.5)	$288.4

Taxes & purses	(11.2)	(28.4)	(2.8)	—	—	—	—	(42.4)
Platform & development fees	—	—	—	(44.1)	—	—	—	(44.1)
Marketing & advertising	(0.8)	(3.4)	(1.0)	(42.8)	—	—	0.2	(47.8)
Salaries & benefits	(8.4)	(12.1)	(2.3)	(6.1)	(2.7)	—	—	(31.6)
Content expense	(3.3)	—	(23.9)	—	—	—	3.0	(24.2)
Selling, general & administrative expense	(3.9)	(5.1)	(2.8)	(4.9)	(0.7)	(1.8)	0.3	(18.9)
Research & development	—	—	—	(10.8)	—	—	—	(10.8)
Other operating expense	(8.4)	(9.7)	(5.0)	(3.9)	(0.7)	(0.3)	—	(28.0)
Other income (expense)	0.1	6.5	—	(0.6)	—	0.1	—	6.1

Adjusted EBITDA	$(7.4)	$34.3	$12.1	$8.9	$0.8	$(2.0)	$—	$46.7

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended March 31,
(in millions)	2017	2016
Reconciliation of Comprehensive Income to Adjusted EBITDA:

Comprehensive income	$7.2	$2.8
Foreign currency translation, net of tax	0.1	—
Net income	7.3	2.8
Additions:
Depreciation and amortization	24.5	27.0
Interest expense	11.8	10.6
Income tax provision	4.5	(3.8)
EBITDA	$48.1	$36.6

Adjustments to EBITDA:
Selling, general and administrative:
Stock-based compensation expense	4.9	4.1
Other charges	0.2	—
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	3.5	2.5
Other charges and recoveries, net	—	0.4
Acquisition expense, net	0.2	2.7
Calder exit costs	0.4	0.4
Total adjustments to EBITDA	9.2	10.1
Adjusted EBITDA	$57.3	$46.7

Adjusted EBITDA by segment:
Racing	$(9.7)	$(7.4)
Casinos	35.3	34.3
TwinSpires	13.2	12.1
Big Fish Games	20.3	8.9
Other Investments	0.6	0.8
Corporate	(2.4)	(2.0)
Adjusted EBITDA	$57.3	$46.7

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
(Unaudited)

	Three Months Ended March 31,
(in millions)	2017	2016
Corporate allocated expense:
Racing	$(1.4)	$(1.3)
Casinos	(1.7)	(1.5)
TwinSpires	(1.2)	(1.2)
Big Fish Games	(0.7)	(0.7)
Other Investments	(0.3)	(0.3)
Corporate allocated expense	5.3	5.0
Total Corporate allocated expense	$—	$—

CHURCHILL DOWNS INCORPORATED
JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)

Summarized financial information for Miami Valley Gaming, LLC is comprised of the following:

	Three Months Ended March 31,
(in millions)	2017	2016
Casino revenue	$39.3	$36.0
Non-casino revenue	2.1	2.0
Net revenue	41.4	38.0
Operating and SG&A expense	28.6	26.8
Depreciation & amortization	3.1	3.2
Operating income	9.7	8.0
Interest and other expense, net	(0.7)	(0.9)
Net income	$9.0	$7.1

(in millions)	March 31, 2017	December 31, 2016
Assets
Current assets	$18.6	$18.7
Property and equipment, net	107.3	109.8
Other assets, net	105.0	105.0
Total assets	$230.9	$233.5

Liabilities and Members' Equity
Current liabilities	$10.6	$12.5
Current portion of long-term debt	8.3	8.3
Long-term debt, excluding current portion	12.3	14.0
Other liabilities	0.1	0.1
Members' equity	199.6	198.6
Total liabilities and members' equity	$230.9	$233.5